                                                                                                                                      Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of GelTech Solutions, Inc. filed on September 29, 2008, of our report dated September 25, 2009 on the consolidated financial statements of GelTech Solutions, Inc., as of June 30, 2009 and 2008 and for the each of the years then ended.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 28, 2009